Exhibit 1.1

CHESAPEAKE UTILITIES CORPORATION

Common Stock, Par Value $0.4867 Per Share

Having an Aggregate Offering Price of up to $75,000,000

EQUITY DISTRIBUTION AGREEMENT

August 17, 2020

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, Pennsylvania 19103

Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Sidoti & Company, LLC

1212 Avenue of the Americas, 15th Floor

New York, New York 10036

Siebert Williams Shank & Co., LLC

100 Wall Street, 18th Floor

New York, New York 10005

Ladies and Gentlemen:

Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), confirms this agreement (this “Agreement”) with RBC Capital Markets, LLC (“RBCCM”), BofA Securities, Inc. (“BofA”), Wells Fargo Securities, LLC (“Wells Fargo”), Janney Montgomery Scott LLC (“Janney Montgomery Scott”), Guggenheim Securities, LLC (“Guggenheim”), Maxim Group LLC (“Maxim”), Sidoti & Company, LLC (“Sidoti”) and Siebert Williams Shank & Co., LLC (“Siebert” and, together with RBCCM, BofA, Wells Fargo, Janney Montgomery Scott, Guggenheim, Maxim, and Sidoti, the “Managers” or, each, a “Manager”) as follows:

SECTION 1: Description of Shares. The Company may, from time to time during the term of this Agreement, issue and sell through or to the Managers, as sales agents or principals, shares of the Company’s common stock, par value $0.4867 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000 (the “Shares”) on the terms and subject to the conditions set forth herein. The Company agrees that, whenever the Company determines to sell Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and such Manager, relating to such sale in accordance with Section 3 hereof.

The Company has filed not earlier than three years prior to the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement (File No. 333-239569) on Form S-3, including the Base Prospectus (as defined below) that specifically relates to the Shares that may be issued from time to time by the Company and incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared the Prospectus Supplement (as defined below) to the Base Prospectus that specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents, if any, listed on Schedule A hereto or any other “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the Shares (a “Free Writing Prospectus”) the prior use of which has been consented to by the Managers in writing (such consent not to be unreasonably withheld). The Company agrees that it will treat each such issuer free writing prospectus consented to by the Managers as a Permitted Free Writing Prospectus and. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such document (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

SECTION 2: Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Manager on and as of (i) the Execution Time, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) the time of each sale of the Shares pursuant to this Agreement (each, a “Time of Sale”), (iv) each Settlement Date (as defined in Section 3(a)(vi) hereof) and (v) each Bring-Down Delivery Date (as defined in Section 4(n) hereof) (each such date listed in clauses (i) through (v) above, a “Representation Date”), that:

(a)    Registration. The Registration Statement has become effective. The Registration Statement, at the Execution Time, and, as then amended, at each other Representation Date and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 thereunder or through compliance with Rule 172 thereunder or any similar rule) in connection with any offer or sale of the Shares, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. Copies of the Registration Statement have been delivered by the Company to the Managers.

(b)    No Stop Order. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

(c)    Registration Statement and Prospectus Conform to the Requirements of the Act. At the Execution Time, the Registration Statement conformed, and, as then amended, as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) under the Act and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Act and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements of Form S-3 under the Act.

(d)    Incorporated Documents. Any documents incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)    Permitted Free Writing Prospectuses Conform to the Requirements of the Act. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Act on the date of first use and as of each Time of Sale and Settlement Date, as applicable, and the Company has complied and will comply with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Managers. The Company has retained, in accordance with the Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Act.

(f)    No Material Misstatements or Omissions. As of its date the Registration Statement did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date the Prospectus does not, and, as then amended or supplemented, as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, identified on Schedule A hereto, as of its date, and each Time of Sale and Settlement Date, as applicable did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, identified on Schedule A hereto, as of its date, does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(f) do not apply to statements in or omissions from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager expressly for use therein.

(g)    Formation and Qualification. Each of the Company and the Significant Subsidiaries (as defined below) has been duly formed and is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of formation with full corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus. Each of the Company and the

Significant Subsidiaries is duly registered or qualified to transact business as a foreign corporation or limited liability company, as applicable, and is in good standing in all jurisdictions in which the conduct of its business requires such registration or qualification, all of such jurisdictions being listed on Schedule B hereto; except where the failure to be so registered or qualified or to be in good standing would not have a Material Adverse Effect (as defined in Section 2(r) hereof). Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, or claims. Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission accurately sets forth, as of such filing date, the name of each subsidiary of the Company and its jurisdiction of organization, other than subsidiaries omitted from such exhibit in accordance with the first sentence of clause (ii) of paragraph 21 of Item 601 of Regulation S-K of the Commission. Any subsidiaries of the Company that are “significant subsidiaries” as defined by Rule 1-02(w) of Regulation S-X of the Commission are listed on Schedule B hereto (the “Significant Subsidiaries”).

(h)    Power and Authority. Each of the Company and the Significant Subsidiaries has all requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Company has all requisite power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in the Company’s Amended and Restated Certificate of Incorporation, dated July 22, 2010, as amended on May 8, 2017 and February 27, 2018, and as may be subsequently amended from time to time (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, dated as of December 4, 2012, as amended December 3, 2014, November 2, 2016 and May 8, 2019, and as may be subsequently amended from time to time (the “Bylaws”). All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement has been validly taken.

(i)    Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and nonassessable and will conform in all material respects to the description of the Common Stock in the Registration Statement and the Prospectus; and except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights, rights of first refusal, or other similar rights of any securityholder of the Company or any other person), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Stock or other equity security of the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity security of the Company or any such convertible or exchangeable securities, rights, warrants or options.

(j)    Outstanding Company Equity. The authorized, issued and outstanding shares of capital of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement and issuances, if any, subsequent to the date of this Agreement pursuant to employee or director stock grant or other equity incentive plan, retirement savings plan or any dividend reinvestment and direct stock purchase plan described in the Prospectus). As of the Execution Date, the authorized, issued and outstanding Common Stock consists of 16,558,536 shares. All such shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of such shares was issued in violation of any preemptive rights, rights of first refusal, or other similar rights of any securityholder of the Company or any other person. The Common Stock, the authorized but unissued Preferred Stock, and the Certificate of Incorporation and the Bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements, conform to the rights set forth in the respective instruments and agreements defining the same.

(k)    Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents (as defined below); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. “Organizational Documents” means (A) in the case of the Company, the Certificate of Incorporation and the Bylaws, (B) in the case of a corporation, its certificate or articles (as the case may be) of incorporation and bylaws and (C) in the case of a limited liability company, its certificate of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement.

(m)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, the consummation by the Company of the transactions contemplated hereby, and the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (as defined below) upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. “Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim, or equity.

(n)    No Consents Required. Without limiting Sections 2(i), 2(l) and 2(m) hereof, (i) the Company has received final orders of the Delaware Public Service Commission dated August 22, 2017 and May 21, 2019 authorizing the issuance and sale of the Shares under this Agreement (the “DPSC Orders”), (ii) the Company has received a final order of the Florida Public Service Commission (the “FPSC”) dated February 3, 2020 authorizing the issuance and sale of the Shares under this Agreement at any time on or prior to December 31, 2020 (the “FPSC Order” and, together with the DPSC Orders, the “PSC Orders”) and (iii) the Company has provided prior written notice to the Maryland Public Service Commission (the “MPSC”) of the issuance and sale of the Shares under this Agreement; the PSC Orders are in full force and effect as of the date hereof; and no further consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby, except for (A) informational filings required under the PSC Orders, (B) a final order from the FPSC authorizing the issuance and sale of the Shares at any time during any calendar year after December 31, 2020 (an “Additional FPSC Order”), which shall be received by the Company prior to the sale of any of the Shares during any such calendar year, (C) the registration of the Shares under the Act and the Exchange Act, (D) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (E) under applicable state securities laws in connection with the issuance, offering and sale of the Shares hereunder, (F) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the Execution Date, as applicable, will be obtained, (G) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, (H) any listing applications and related consents or any notices required by the New York Stock Exchange (the “NYSE”) in the ordinary course of the offering of the Shares under this Agreement, (I) filings with the Commission pursuant to Rule 424(b) under the Act and (J) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Shares under the Act or the Exchange Act.

(o)    Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the

Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(p)    Independent Accountants. Baker Tilly US, LLP (formally known as Baker Tilly Virchow Krause, LLP), which has audited certain of the Company’s financial statements, is the Company’s independent registered public accounting firm as required by the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(q)    Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis through the periods involved and comply with all applicable accounting requirements under the Act and the Exchange Act, as applicable. Any supporting schedules included in the Registration Statement present fairly, in all respects, in accordance with GAAP, the information required to be stated therein. No pro forma financial statements, and no financial statements of any entity or business other than the Company, are required to be included in the Registration Statement or the Prospectus. All “non-GAAP financial measures” (as defined in Item 10(e) of Regulation S-K of the Commission), if any, contained in the Registration Statement and the Prospectus comply with the Exchange Act, to the extent applicable.

(r)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) except as otherwise disclosed in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake, or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (iii) except for regular quarterly cash dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid, or made by the Company on any class of its capital stock.

(s)    Title to Real and Personal Property. Except as described in the Registration Statement and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: the Company and its subsidiaries have indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Prospectus as being owned by any of them, free and clear of all Liens, other than as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus; and all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or its subsidiaries are held thereby under valid, subsisting and enforceable leases, except to the extent the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

(t)    Easements and Rights-of-Way. The Company and its subsidiaries have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement and the Prospectus, except for (i) qualifications, reservations and encumbrances that do not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that do not have, individually or in the aggregate, a Material Adverse Effect; the Company and its subsidiaries have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Company or its subsidiaries, taken as a whole.

(u)    Title to Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate rights to use or receive the benefit of all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as conducted or proposed to be conducted by the Registration Statement and the Prospectus, except to the extent that the failure to own or possess such rights does not have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how that would reasonably be expected to result in a Material Adverse Effect.

(v)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, equity holders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

(w)    Investment Company Act. The Company is not now or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” (within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”)).

(x)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes that (A) are being contested in good faith and for which adequate reserves have been provided or (B) if not paid, would not have, individually or in the aggregate, a Material Adverse Effect and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(y)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to so possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reasonable basis to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(z)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(aa)    Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement and the Prospectus: (i) the Company and its subsidiaries and their respective properties, assets and operations (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined in Section 2(bb) hereof) or threat of Release of Hazardous Materials (as defined in Section 2(bb) hereof) (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries, except, in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (A) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Law in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed, (B) the Company is not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (C) except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries currently expect to make material capital expenditures in order to comply with any Environmental Laws as currently in effect.

(bb)    Hazardous Materials. Except as described in the Registration Statement and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment or Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries would reasonably be expected to be liable) at, on, under or from any property or facility that is, or was previously, owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of Section 2(aa) hereof and this Section 2(bb), (a) “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or that can give rise to liability under any Environmental Law and (b) “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(cc)    Periodic Review of Environmental Laws. In the ordinary course of their business, the Company and its subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review conducted through the date hereof, the Company has concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect, except as described in or contemplated in the Registration Statement and the Prospectus.

(dd)    Disclosure Controls. The Company maintains effective “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Company in reports that it will file or submit under the Exchange Act will be recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(ee)    Insurance. The Company and its subsidiaries have, or are entitled to the benefit of, insurance (including self-insurance) covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses in a commercially reasonable manner; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(ff)    Internal Accounting Controls. The Company maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal accounting controls are effective and the Company is not aware of any material weaknesses in the accounting controls of the Company.

(gg)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, directors, officers, or employees nor, to the knowledge of the Company, any agent, employee, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all such applicable laws and regulations.

(hh)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those, of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened; the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

(ii)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other persons or entities (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in or are now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj)    ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards Board, Accounting Standards Codification (ASC) Topic 715: Compensation – Retirement Benefits) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a “plan” (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.

(kk)    No Restrictions on Dividends. Except as disclosed on Schedule C, neither the Company nor any of its subsidiaries is party to or otherwise bound by any instrument or agreement that limits or prohibits, or could limit or prohibit, directly or indirectly, the Company from paying any distributions or dividends, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits, or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited liability company interests or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any of its subsidiaries.

(ll)    No Broker’s Fees. The Company has not incurred any liability, and is not a party to any contract, agreement or understanding with any person (other than this Agreement), that would give rise to a valid claim against the Company or any Manager, for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm)    No Registration Rights. No person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(nn)    No Stabilization. The Company and its subsidiaries, directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(oo)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(pp)    Sarbanes-Oxley Act. The Company has taken all necessary action to ensure that, upon the filing of the Registration Statement, the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, were, and as of each Representation were or will be, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

(qq)    Status under the Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a “bona fide offer” (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Execution Date.

(rr)    XBRL. The XBRL included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ss)    Disclosure of Documents. There are no franchises, contracts or other documents of a character required to be described in the Registration Statement or the Prospectus, including the documents incorporated or deemed to be incorporated by reference therein, or to be filed as an exhibit to the Registration Statement, including the documents incorporated or deemed to be incorporated by reference therein, that are not described or filed as required.

(tt)    Listing of the Shares. On or prior to the Execution Date, the Shares will have been approved for listing on the NYSE.

(uu)    Description of Securities. The Shares, when issued and delivered in accordance with the terms of this Agreement, will conform, in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(vv)    Actively-Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

SECTION 3: Sale and Delivery of Shares. (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell through or to the Managers, as sales agents or principals, as and when it provides instructions, in its discretion, for the sale of the Shares, and each Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company, the Shares on the following terms.

(i)    The Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Managers on any trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), on which (A) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto, as such Schedule D may be amended from time to time (the “Authorized Company Representatives”), has instructed such Manager by telephone (confirmed promptly by electronic mail, with a copy to each of the other Authorized Company Representatives at such time) to make such sales and (B) the Company has satisfied its obligations under Sections 4, 5 and 6 hereof. On a Trading Day that the Company wishes to sell the Shares, the Company may sell the Shares through only one Manager and, if it determines to do so, the Company will designate in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i) (or such other form as the Company and such Manager shall agree) the maximum amount of the Shares to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount, together with all sales of the Shares under this Agreement, in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or any minimum price below which sales of the Shares may not be effected) and any other limitations specified by the Company and mutually agreed by such Manager. On any Trading Day, the Company shall give at least one business day’s prior written notice by telephone (confirmed promptly by electronic mail) to the Managers as to any change of the Manager through whom sales of the Shares as sales agent will be made. The Manager through whom sales of the Shares as sales agent are then being made pursuant to this Section 3(a) is referred to as a “Selling Manager.” For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company or to a trustee or other person acquiring the Shares for the accounts of such persons in which any of the Managers are acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Managers may sell the Shares by any method permitted by law deemed to be an At-the-Market Offering (as defined below), including, without limitation, sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the applicable Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated; provided, however, that the Managers shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Managers shall have no such obligation, in the event that an offer or sale of the Shares on behalf of the Company may in the reasonable judgment of a Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” (within the meaning of Rule 100 of Regulation M under the Exchange Act) or such Manager reasonably believes that it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At-the-Market Offerings”).

(ii)    Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Managers by telephone (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the Managers may, upon notice to the other by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided further, however, that there shall be no obligations with respect to the delivery of the Bring-Down Documents (as defined in Section 4(v) hereof) to the Managers during a Suspension Period and that such obligations shall resume upon the termination of such Suspension Period and in any event prior to the resumption of the offering of any Shares under this Agreement following such Suspension Period (a “Resumption Date”).

(iii)    Each of the Managers hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At-the-Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and such Manager.

(iv)    The compensation to each Manager, as an agent of the Company, for sales of the Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) as set forth in one or more letter agreements between the Company and each Manager (a “Letter Agreement”). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v)    The applicable Selling Manager shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day in which the Shares are sold pursuant to this Section 3(a) setting forth (A) the number of Shares sold on such day, (B) the aggregate gross sales proceeds and the Net Proceeds to the Company and (C) the compensation payable by the Company to such Selling Manager with respect to the Shares sold on such day.

(vi)    Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the second Trading Day (or such other day as may, from time to time, become standard industry practice for settlement of such securities issuance or as agreed to by the Company and the applicable Selling Manager) following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Shares sold through the applicable Selling Manager for settlement on such date shall be issued and delivered by the Company to such Selling Manager against payment of the Net Proceeds for the sale of such Shares.

Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Selling Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the Company and such Selling Manager, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Shares on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Company shall (A) indemnify and hold such Selling Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Selling Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DTC for purposes of this Section 3(a)(vi).

(vii)    At each Representation Date the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b)    If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) hereof, it will notify a Manager of the proposed terms of such issuance and sale (each, a “Placement”). If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)    Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (i) the amount set forth in Section 1 hereof and (ii) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the Board of Directors of the Company, or a duly authorized committee thereof, and notified to the Managers in writing. The Managers shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(d)    Each sale of the Shares through or to any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The applicable Manager’s commitment, if any, to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Manager shall specify the requirements, if any, for the applicable Bring-Down Documents.

(e)    Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Managers, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by any Manager (i) during the period beginning on the day after the last day of each fiscal quarter or year of the Company and prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for such quarter or year (each, an “Earnings Announcement”), (ii) except as set forth in Section 3(f) hereof, at any time from and including an Announcement Date through and including the later to occur of (A) the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, that includes consolidated financial statements as of and for such quarter or year, as the case may be, covered by such Earnings Announcement (the “Filing Time”) and (B) such Manager shall have received the Bring-Down Documents applicable to such filing or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(f)    Notwithstanding clause (ii) of Section 3(e) hereof, if the Company wishes to request the offer or sale of any Shares by a Manager at any time during the period from and including an Announcement Date with respect to an Earnings Announcement through and including the corresponding Filing Time, (i) unless the Company has previously filed a Current Report on Form 8-K pursuant to Item 2.02 (provided that the information included in such Form 8-K is deemed “filed” under the Exchange Act and not “furnished” thereunder), the Company shall prepare and deliver to such Manager (with a copy to counsel for the Managers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) except as may be otherwise agreed by such Manager, such Manager shall have received the Bring-Down Documents applicable to the filing of such Earnings 8-K, (iii) the Company shall afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(v) hereof prior to filing such Earnings 8-K and (iv) the Company shall file such Earnings 8-K with the Commission in a manner that is deemed “filed” under the Exchange Act and not “furnished” thereunder. For purposes of clarity, the parties hereto agree that (A) the delivery of the Bring-Down Documents referred to in clause (ii) of this Section 3(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Bring-Down Delivery Date that occurs subsequent to such Filing Time and (B) this Section 3(f) shall in no way affect or limit the operation of clauses (i) and (iii) of Section 3(e) hereof, which shall have independent application.

(g)    The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Shares, (ii) no Manager will incur liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement.

SECTION 4: Covenants of the Company. The Company agrees with the Managers:

(a)    During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Managers promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Managers; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Act.

(b)    To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(c)    To promptly advise the Managers, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus; and to provide the Managers and counsel for the Managers copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Shares)) to which the Managers shall have objected in writing.

(d)    To make available to the Managers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Managers may reasonably request; in case the Managers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e)    Subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares.

(f)    To promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to each Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager may reasonably request.

(g)    To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Managers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h)    To make generally available to the Company’s security holders, and to deliver to the Managers, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(i)    To apply the net proceeds from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j)    At any time that the Company has instructed any Manager to sell the Shares pursuant to Section 3(a)(i) hereof but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any Common Stock, in each case without giving such Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through any Manager pursuant to this Agreement or any Terms Agreement, (ii) issue shares of Common Stock pursuant to employee benefit plans, qualified share option plans or other employee compensation plans existing on the date hereof, (iii) issue shares of Common Stock pursuant to the Company’s dividend reinvestment and direct stock purchase plan or (iv) issue shares of Common Stock in connection with any acquisition, provided, however, that it shall be a condition to any such issuance that the transferee of such shares agrees in writing to be bound by the provisions of this Section 4(j). In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(j), the Managers may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sale of Shares under this Agreement shall be effected by or through only one Manager or sales agent on any single given day, and the Company shall in no event request that more than one of the Managers or sales agent sell Shares on the same day.

(k)    Not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of Common Stock to facilitate the sale or resale of the Shares.

(l)    To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the NYSE.

(m)    To advise the Managers promptly after it shall have received notice or obtained knowledge, of any information or fact that would materially alter or affect any Bring-Down Document or other certificate, letter or document provided to the Managers pursuant to Section 6 hereof.

(n)    To furnish or cause to be furnished forthwith to the Managers, promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to clause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus or (iii) the Managers shall make a reasonable request therefor (each such Resumption Date and other date referred to in clauses (i), (ii) and (iii) above, except as set forth in the initial proviso below, is collectively referred to as a “Bring-Down Delivery Date”), a certificate dated and delivered on such Bring-Down Delivery Date, in form satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 6(c) hereof are true and correct as of such Bring-Down Delivery Date, with the same force and effect as though expressly made at and as of such Bring-Down Delivery Date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such Bring-Down Delivery Date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate, together with, in the case of either such certificate a further statement to the effect that (A) the Shares have been duly and validly authorized by the Company, (B) all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, (C) the Company’s Board of Directors has not revoked, rescinded or otherwise modified or withdrawn such authorization and (D) the PSC Orders have not been modified and are in full force and effect as of the date thereof, except that, if such Bring-Down Delivery Date is after December 31, 2020, clause (D) of such further statement shall also provide that the Company has received an Additional FPSC Order authorizing the issuance and sale of the Shares under this Agreement at any time during the related calendar year thereafter; provided, however, that the date of filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless such Current Report on Form 8-K (x) is filed at any time during which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) or any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and the Managers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (y) contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act and not “furnished” thereunder; and provided further, however, that the obligation of the Company under this Section 4(n) shall be deferred during any Suspension Period and shall recommence upon the applicable Resumption Date.

(o)    To furnish or cause to be furnished forthwith to the Managers, upon each Resumption Date and at or promptly after each other Bring-Down Delivery Date, (i) a written opinion and negative assurance letter of Baker & Hostetler LLP, counsel for the Company, or other counsel satisfactory to the Managers (“Company Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion and letter referred to in clause (i) of Section 6(d) hereof, but modified as necessary to relate to (A) the Registration Statement and the Prospectus as amended and supplemented to such Bring-Down Delivery Date and (B) if such Bring-Down Delivery Date is after December 31, 2020, the receipt by the Company of an Additional FPSC Order authorizing the issuance and sale of the Shares under this Agreement at any time during the related calendar year thereafter and (ii) a written opinion of James F. Moriarty, Executive Vice President, General Counsel, Corporate Secretary, and Chief Policy and Risk Officer of the Company, or other counsel satisfactory to the Managers (“In-House Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in clause (ii) of Section 6(d) hereof, but modified as necessary to relate to (A) the Prospectus as amended and supplemented to such Bring-Down Delivery Date and (B) if such Bring-Down Delivery Date is after December 31, 2020, the receipt by the Company of an Additional FPSC Order authorizing the issuance and sale of the Shares under this Agreement at any time during the related calendar year thereafter; provided, however, that in lieu thereof, Company Counsel or In-House Counsel may furnish the Managers with a letter to the effect that (A) the Managers may rely on a prior opinion or letter delivered under Section 6(d) hereof or this Section 4(o) to the same extent as if it were dated such Bring-Down Delivery Date (except that statements in such prior opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date) and (B) the Company has received an Additional FPSC Order authorizing the issuance and sale of the Shares under this Agreement at any time during the related calendar year thereafter; provided further, however that the obligation of the Company under this Section 4(o) shall be deferred during any Suspension Period and shall recommence upon the applicable Resumption Date.

(p)    To furnish or cause to be furnished forthwith to the Managers, upon any date specified in a Terms Agreement and each Resumption Date and at or promptly after each date that (i) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission under the Exchange Act, (ii) the Registration Statement or the Prospectus shall otherwise be amended or supplemented to include additional or amended financial information (including as a result of the filing by the Company of an Earnings 8-K with the Commission under the Exchange Act) or (iii) the Managers shall make a reasonable request therefor, a letter of Baker Tilly US, LLP (formally known as Baker Tilly Virchow Krause, LLP) or the Company’s other independent accountants at the time satisfactory to the Managers (the “Accountants”), a letter dated and delivered as of such date, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that the obligation of the Company under this Section 4(p) shall be deferred during any Suspension Period and shall recommence upon the Resumption Date.

(q)    To furnish or cause to be furnished forthwith to the Managers, upon each Resumption Date and at or promptly after each other Bring-Down Delivery Date, a certificate dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(f) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to such Bring-Down Delivery Date; provided, however, that the obligation of the Company under this Section 4(q) shall be deferred during any Suspension Period and shall recommence upon the Resumption Date.

(r)    Unless it obtains the prior written consent of the Managers (such consent not to be unreasonably withheld), to not make any offer relating to the Shares that would constitute a Free Writing Prospectus. The Company agrees that it will treat each such Free Writing Prospectus consented to by the Managers as a Permitted Free Writing Prospectus and that it will comply with the applicable requirements of such Rule 433 with respect thereto, including timely filing with the Commission where required, legending, retention and other record keeping. If at any time following the issuance of any Permitted Free Writing Prospectus, any event shall occur or condition shall exist as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Managers and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(s)    That each of the Managers may trade in Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided, however, that such activity of the Managers is conducted in compliance with Regulation M under the Exchange Act.

(t)    If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(i) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(u)    To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K filed by it with the Commission under the Exchange Act the number of the Shares sold through or to the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid to the Managers by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by the report.

(v)    In connection with each Bring-Down Delivery Date, to cooperate with the Managers in connection with (i) a due diligence investigation with respect to the Company conducted by or on behalf of the Managers and in form and substance satisfactory to the Managers, which shall include, upon reasonable notice, access to representatives of management of and counsel for the Company and of the Accountants and to documents and other information during regular business hours and at the Company’s principal offices and (ii) the review by or on behalf of the Managers of the certificates, the opinions and the letters required by Sections 4(n), 4(o), 4(p) and 4(q) hereof (collectively, the “Bring-Down Documents”), which shall be in form and substance satisfactory to the Managers; provided, however, that the obligation of the Company under this Section 4(v) shall be deferred during any Suspension Period and shall resume upon the applicable Resumption Date.

(w)    To ensure that prior to instructing any Manager to sell any of the Shares, the Company shall have obtained (i) all necessary corporate authority for the offer and sale of such Shares and (ii) in the case of the sale of such Shares at any time after December 31, 2020, an Additional FPSC Order authorizing the issuance and sale of such Shares at any time during the related calendar year thereafter.

(x)    If (i) immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Shares remain unsold hereunder or (ii) at any time, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, upon its determination to take the action referred to below (which in any event shall be a reasonable time prior to such third anniversary) or upon receipt of such notice, as the case may be, to promptly (A) advise the Managers, confirming such advice in writing, of such determination or notice, as the case may be, (B) prepare and file, in accordance with the Act, a new registration statement or a post-effective amendment to the Registration Statement, as applicable, on the proper form relating to such Shares, in form and substance satisfactory to the Managers, to permit the offering and sale of such Shares to continue as contemplated by this Agreement, (C) use its best efforts to cause such new registration statement or post-effective amendment to become effective as soon as practicable, (D) notify the Managers of such effectiveness and (E) take all other reasonable actions necessary or appropriate to permit the offering and sale of such Shares to continue as contemplated by this Agreement, including to promptly prepare and file a new final supplement to the prospectus filed as part of such new registration statement or post-effective amendment relating to such Shares pursuant to the applicable paragraph of Rule 424(b) under the Act. Upon the filing of such new supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to such new registration statement or post-effective amendment, as the case may be, and references to the “Base Prospectus” and the “Prospectus Supplement” shall be deemed to refer to such new supplement and such prospectus, respectively.

(y)    To not, directly or indirectly, violate the provisions of Regulation M under the Exchange Act that are applicable to it. If a Manager has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, such Manager shall promptly notify the Company and sales of the Shares under this Agreement, any instruction from the Company to make such sales or any Placement shall be suspended until such exemptive or other provisions have been satisfied in the judgment of such Manager and the Company. On or prior to the delivery of a prospectus that is required (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate its “ADTV” (within the meaning of Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and such Manager.

SECTION 5: Payment of Expenses. Except as otherwise agreed in writing among the Company and the Managers, the Company agrees with the Managers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto and the printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction or printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Managers, (v) the listing of the Shares on the NYSE, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (vii) the reasonable fees and disbursements of Company Counsel and the Accountants. The Managers will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Company will reimburse all fees, costs and expenses of external counsel for the Managers upon request from time to time.

SECTION 6: Conditions of the Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Company as of each Representation Date, (ii) the performance by the Company of their obligations hereunder and (iii) to the following additional conditions precedent.

(a)    (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or any Manager of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect, in the judgment of the Managers.

(c)    On the Execution Date, the Managers shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, to the effect that (i) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Execution Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Execution Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(d)    On the Execution Date, the Managers shall have received (i) a written opinion and negative assurance letter of Company Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit A hereto, dated as of the Execution Date, and (ii) a written opinion of Company Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit B hereto, dated as of the Execution Date.

(e)    On the Execution Date, the Managers shall have received a letter from the Accountants, in form and substance satisfactory to the Managers, dated as of the Execution Date, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus (except for certain items that will be set forth in the certificate referred to in Section 6(f) hereof).

(f)    On the Execution Date, the Managers shall have received a certificate from the Company’s Chief Financial Officer, in form and substance satisfactory to the Managers, dated as of the Execution Date, with respect to certain financial, operating and business information of the Company contained in the Registration Statement and the Prospectus.

(g)    On the Execution Date and upon any date specified in a Terms Agreement and each Resumption Date and at or promptly after each Bring-Down Delivery Date (unless such Bring-Down Delivery Date occurs during any Suspension Period), the

Managers shall have received an opinion and negative assurance letter of Bracewell LLP, counsel for the Managers, in form and substance satisfactory to the Managers, dated as of the Execution Date or such other date, as applicable.

(h)    On each Resumption Date and at or promptly after each other Bring-Down Delivery Date (unless such Bring-Down Delivery Date occurs during any Suspension Period), the Managers shall have received the applicable Bring-Down Documents, which shall be in form and substance satisfactory to the Managers.

(i)    All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by such Rule 424, and all filings of any Permitted Free Writing Prospectus with the Commission required by Rule 433 under the Act shall have been made in the manner and within the applicable time period required by such Rule 433.

(j)    The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7: Indemnification and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless each Manager, its partners, employees, agents, members, directors and officers, any person who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager that has, or is alleged to have, participated in the distribution of Shares and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, that such Manager or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Company, in any road show as defined under Rule 433(h) under the Act (a “road show”) or in any Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against any Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability that the Company may have to such Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. Each Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the relevant Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)    Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company, its employees, agents and directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Company or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Company expressly for use with reference to such Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Company expressly for use with reference to such Manager in the Prospectus, in any road show or in any Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Manager in writing of the institution of such Proceeding and such Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Manager shall not relieve such Manager from any liability that such Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the relevant Manager in connection with the defense of such Proceeding or such Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to or in conflict with those available to such Manager (in which case such Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Manager), in any of which events such fees and expenses shall be borne by such Manager and paid as incurred (it being understood, however, that such Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The relevant Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of such Manager but, if settled with the written consent of such Manager or if there be a final judgment for the plaintiff, such Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the relevant Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Manager of the aforesaid request, (ii) such Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given such Manager at least 30 days’ prior notice of its intention to settle. The relevant Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)    If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) and 7(b) hereof or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of such Manager, on the other, in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Company, and the total commissions received by such Manager hereunder, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by such Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this Section 7(c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)    The Company and each Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(c) hereof. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The Company and each Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8: Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9: Termination.

(a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Company, the obligations of the

Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of any Letter Agreement shall remain in full force and effect notwithstanding such termination.

(b)    Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by each Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e)    Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through any Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and shall remain in full force and effect.

SECTION 10: Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and (a) if to the Managers, shall be sufficient in all respects if delivered or sent to (i) in the case of RBCCM, RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: TJ Opladen, facsimile: (212) 428-6260 and email: tj.opladen@rbccm.com, (ii) in the case of BofA, BofA Securities, Inc., One Bryant Park, New York, New York 10036 and facsimile: (646) 855-3073, (iii) in the case of Wells Fargo, Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department and facsimile: (212) 214-5918, (iv) in the case of Janney Montgomery Scott, Janney Montgomery Scott LLC, 1717 Arch Street , Philadelphia, Pennsylvania 19103, facsimile: 215-665-6197 and email: syndicate@janney.com, (v) in the case of Guggenheim, Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017 and email: Marguerite.OBrien@guggenheimpartners.com, (vi) in the case of Maxim, Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, facsimile: (212) 895-3783 and email: CPK@maximgrp.com, (vii) in the case of Sidoti, Sidoti & Company, LLC, 1212 Avenue of the Americas, 15th Floor, New York, New York 10036 (except that, effective September 1, 2020, such address shall be 1177 Avenue of the Americas, 5th Floor, New York, NY 10036) and email: psidori@sidoti.com, and (viii) in the case of Siebert, Siebert Williams Shank & Co., LLC, 100 Wall Street, 18th Floor, New York, New York 10005, facsimile: (401) 519-3796 and email: achanda@siebertwilliams.com, with a copy to

Bracewell LLP, Attention: Todd W. Eckland, 1251 Avenue of the Americas, 49th Floor, New York, New York, 10020-1100, email: todd.eckland@bracewell.com and (b) if sent to the Company, shall be delivered or sent to Chesapeake Utilities Corporation, Attention: Beth Cooper, 909 Silver Lake Boulevard, Dover, Delaware, 19904, facsimile: (302) 734-6750 and email: bcooper@chpk.com, with a copy to Baker & Hostetler LLP, Attention: Jeffrey Decker, 200 South Orange Avenue, Suite 2300, Orlando, Florida 32801, facsimile: (407) 841-0168 and email: jdecker@bakerlaw.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11: Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company and the Managers and, to the extent provided in Section 7 hereof, the controlling persons, directors and officers referred to therein and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12: No Fiduciary Relationship. The Company hereby acknowledges that each Manager is acting solely as sales agent or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager act or be responsible as a fiduciary to the Company, the management, or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by such Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13: Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Managers prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NYSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14: Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 15: Entire Agreement. This Agreement, together with any Letter Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16: Counterparts. This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties.

SECTION 17: Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly (a “Claim”), shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18: Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19: Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company are or may be subject, by suit upon such judgment.

SECTION 20: Successors and Assigns. This Agreement shall be binding upon the Company and each Manager and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and such Manager’s respective businesses or assets.

SECTION 21: Recognition of U.S. Special Resolution Regimes. In the event that (i) any Manager, if it is a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, then the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States and (ii) any Manager, if it is a Covered Entity, or a BHC Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, then any Default Right under this Agreement that may be exercised against such Manager is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 21, (1) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (2) “Covered Entity” means (A) a “covered entity” (as defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)), (B) a “covered bank” (as defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b)) or (C) a “covered FSI” (as defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)), (3) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (4) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder.

SECTION 22: Miscellaneous. Securities sold, offered or recommended by any Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager. References to the word “or” in this Agreement shall not be exclusive.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and each of the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and each of the Managers. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of each Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

CHESAPEAKE UTILITIES CORPORATION

By:	/s/ Beth W. Cooper
Name:	Beth W. Cooper
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Name:	Michael Davis
Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Jason Satsky
Name:	Jason Satsky
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Director

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ David Lau
Name:	David Lau
Title:	Managing Director

GUGGENHEIM SECURITIES, LLC

By:	/s/ James Schaefer
Name:	James Schaefer
Title:	Senior Marketing Director

MAXIM GROUP LLC

By:	/s/ Cliff Teller
Name:	Cliff Teller
Title:	Head of Banking

SIDOTI & COMPANY, LLC

By:	/s/ Frank Martorana
Name:	Frank Martorana
Title:	Chief Compliance Officer

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ David Finkelstein
Name:	David Finkelstein
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]